Exhibit 99.1

VSEE HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On May 31, 2026, VSee Health, Inc., a Delaware corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Milton Chen, the Company’s co-Chief Executive Officer and Chairman of the Board and the Chief Executive Officer of VSee Lab, Inc., a Delaware Corporation and wholly-owned subsidiary of the Company (“VSee Lab”). Pursuant to the Purchase Agreement, Mr. Chen agreed to purchase, and the Company agreed to sell to Mr. Chen, on the May 31, 2026 (the “Closing Date”), all of the equity securities of VSee Lab (the “VSee Lab Stock”), free and clear of all liens and encumbrances. Under the Purchase Agreement, Mr. Chen is solely responsible for causing the Company to satisfy any and all indebtedness and other liabilities of VSee Lab that are not paid as of the closing contemplated by the Purchase Agreement (the “Closing”) and the Company will have no obligation with respect thereto. Notwithstanding, the Company will retain, pay, perform and discharge and remain solely responsible for, any and all liabilities, obligations or commitments of VSee Lab or relating to the ownership or operation of VSee Lab related to any period, event, circumstance or condition occurring prior to the Closing Date, including any liabilities relating to taxes for any and all taxes attributable to any taxable period ending on or before the Closing Date and the portion through the Closing Date for any taxable period that includes, but does not end, on the Closing Date, other than sales and use taxes accrued at the company level, which will remain an obligation of VSee Lab, regardless of the time period of when such obligation were incurred and except to the extent expressly assumed by Mr. Chen pursuant to the Purchase Agreement.

In consideration for the VSee Lab Stock and the mutual release of liability set forth in the Purchase Agreement, Mr. Chen has agreed to transfer to the Company all of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company that he currently owns, or 2,870,069 shares of Common Stock. In connection with the execution of the Purchase Agreement, Mr. Chen resigned as co-Chief Executive Officer and chairman of the board of directors of the Company, effective as of the Closing Date.

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2026, is presented as if the Transaction, as described in the notes to these unaudited pro forma condensed consolidated financial statements, had occurred on March 31, 2026.

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2026, and the year ended December 31, 2025, are presented as if the Transaction had occurred on January 1, 2025. All adjustments shown in the unaudited pro forma condensed consolidated financial statements are transaction accounting adjustments.

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X. Such unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have been achieved had the events reflected been completed as of the dates indicated or of the results that may be obtained in the future. The unaudited pro forma condensed consolidated statement of operations is based on management’s estimate of the effects on the financial statements of the Transaction. Pro forma adjustments are based on currently available information, historical results and certain assumptions that management believes are reasonable and are described in the accompanying notes.

VSEE HEALTH, INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2026

	Historical (Unaudited)	Pro forma adjustment		Pro forma
ASSETS
Current assets
Cash	$1,346,132	$(101,616)	(f)	$1,244,516
Accounts receivable, net of allowance for credit losses of $1,190,801 as of March 31, 2026	2,671,169	(298,705)	(f)	2,372,464
Due from related party	312,947	-		312,947
Prepaids and other current assets	511,051	(145,042)		366,009
Total current assets	4,841,299	(545,363)		4,295,936

Non-current assets
Long-term investments	749,800	-		749,800
Right-of-use assets, net	10,881	-		10,881
Intangible assets, net	8,232,500	-		8,232,500
Goodwill	4,916,694	-		4,916,694
Fixed assets, net	265,245	(60,151)	(f)	205,094
Total assets	$19,016,419	$(605,514)		$18,410,905

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$8,529,725	$(2,216,512)	(f)	$6,313,213
Deferred revenue	1,446,585	(1,446,585)	(f)	-
Due to related party	51,900	-		51,900
Operating lease liabilities	10,881	-		10,881
Encompass Purchase Liability	400,000	-		400,000
Convertible Note, at fair value	346,943	-		346,943
Loan payable, related party	471,651	(330,000)	(f)	141,651
Notes payable, net of discount	524,093	-		524,093
Common stock issuance obligation	12,798	-		12,798
Total current liabilities	$11,794,576	$(3,993,097)		$7,801,479
Non-current liabilities
Notes payable, less current portion, net of discount	781,581	-		781,581
Deferred tax liability	119,192	-		119,192
Total liabilities	$12,695,349	$(3,993,097)		$8,702,252

STOCKHOLDERS’ EQUITY
Series A Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 422 shares issued and outstanding as of March 31, 2026	1	-		1
Series B Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 2,000 shares issued and outstanding as of March 31, 2026	1	-		1
Common stock, $0.0001 par value; 100,000,000 shares authorized 44,429,352 shares issued and outstanding as of March 31, 2026	4,730	-		4,730
Treasury stock, at cost; 2,870,069 shares held as of March 31, 2026	-	(545,313)	(e)	(545,313)
Additional paid-in capital	91,333,323	-		91,333,323
Accumulated deficit	(85,016,985)	3,932,896	(f)	(81,084,089)
Total stockholders’ equity	6,321,070	3,387,583		9,708,653
Total liabilities and stockholders’ equity	$19,016,419	$(605,514)		$18,410,905

VSEE HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

	Historical	Pro forma adjustment		Pro Forma

Revenues
Subscription fees	$605,470	$(605,470)	(a)	$-
Professional services and other fees	606,745	(606,745)	(a)	-
Technical engineering fees	68,677	(68,677)	(a)	-
Patient fees	881,340	-		881,340
Telehealth fees	997,953	-		997,953
Total revenues	3,160,185	(1,280,892)		1,879,293
Cost of revenues	1,962,074	(810,194)	(a)	1,151,880
Gross margin	1,198,111	(470,698)		727,413
				-
Operating expenses				-
Compensation and related benefits	1,732,003	(1,482,984)	(b)	249,019
General and administrative	2,440,383	(302,452)	(b)	2,137,931
Total operating expenses	4,172,386	(1,785,436)		2,386,950

Net operating loss	(2,974,275)	1,314,738		(1,659,537)
				-
Other income (expense)				-
Interest expense	(113,098)	21,155	(b)	(91,943)
Change in fair value of financial instruments	143,040	-		143,040
Gain on extinguishment of financial liabilities	367,809	-		367,809
Total other income (expense), net	397,751	21,155		418,906

Loss before provision for income taxes	(2,576,524)	(1,335,893)		(1,240,631)

Provision for income taxes	(23,738)	(513)	(d)	(24,251)

Net loss	$(2,600,262)	$(1,355,380)		$(1,264,882)

Basic and diluted loss per common share	$(0.05)	$-		$(0.03)
Weighted average number of common shares outstanding, basic and diluted	47,902,512	-		45,032,443

VSEE HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Historical (Audited)	Pro forma adjustment		Pro Forma

Revenues
Subscription fees	$3,230,239	$(3,230,239)	(a)	$-
Professional services and other fees	3,042,688	(3,042,398)	(a)	290
Technical engineering fees	1,042,593	(1,042,593)	(a)	-
Patient fees	3,377,536	-		3,377,536
Telehealth fees	3,922,628	-		3,922,628
Institutional fees	2,500	-		2,500
Total revenues	14,618,184	(7,315,230)		7,302,954
Cost of revenues	7,262,219	(3,901,878)	(a)	3,360,341
Gross margin	7,355,965	(3,413,352)		3,942,613

Operating expenses

Compensation and related benefits	6,901,583	(4,220,844)	(b)	2,680,739
General and administrative	10,037,275	(1,272,967)	(b)	8,764,308
Total operating expenses	16,938,858	(5,493,811)		11,445,047

Net operating loss	(9,582,893)	2,080,459		(7,502,434)

Other income (expense)
Interest expense	(2,811,861)	85,796	(b)	(2,897,665)
Other income (expense), net	47,429	(15,429)	(b)	62,858
Change in fair value of financial instruments	(1,450,271)	-		(1,450,271)
Loss on extinguishment of loan	(221,202)	-		(221,202)
Loss on issuance of financial instrument	(668,020)	-		(668,020)
Gain on disposal of subsidiaries	-	2,599,736	(c)	2,599,736
Total other income (expense), net	(5,061,531)	2,670,103		(2,574,564)

Loss before benefit from (provision for) income taxes	(14,644,424)	4,750,562		(10,076,998)

Provision for income taxes	(68,426)	(35,823)	(d)	(104,249)

Net loss	$(14,712,850)	$4,786,385		$(9,972,749)

Basic and diluted loss per common share	$(0.73)	$-		$(0.58)
Weighted average number of common shares outstanding, basic and diluted	20,143,393	-		17,273,324

VSEE HEALTH, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of VSee Health, Inc. (the “Company”), which were included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2026, and its Annual Report on Form 10-K for the year ended December 31, 2025. Unless the context indicates otherwise, any reference in this report to the “Company,” “we,” “us,” and “our” refers to VSee Health, Inc.

The unaudited pro forma condensed consolidated statements of operations reflect the disposal of the Company’s wholly owned subsidiary, VSee Lab, Inc, as if the disposal had been consummated on January 1, 2025. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2026, reflect such sale as if it had been consummated on that date.

Note 2 – Pro Forma Adjustments

(a) This adjustment reflects the elimination of revenues and cost of revenues of VSee Labs and it’s 100% subsidiary i.e. This American Doc, Inc. (“TAD”).

(b) This adjustment reflects the elimination of operating expenses and other income (expense), net of the VSee Labs and TAD business.

(c) This adjustment reflects the gain arising from the transaction as of May 31, 2026.

(d) This adjustment represents the estimated income tax effect of the pro-forma adjustments. The tax effect of the pro-forma adjustments was calculated using the historical statutory rates in effect for the periods presented.

(e) This adjustment represents the consideration in the form of stock repurchase at the closing of the transaction.

(f) These adjustments reflect the elimination of assets and liabilities attributable to VSee Lab, Inc.

5